CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
j2 GLOBAL, INC.
__________________________________________________________________________

j2 Global, Inc., a corporation organized and existing under the Laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is j2 Global, Inc.

2.	Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by deleting the name “j2 Global, Inc.” and replacing therefor the name “J2 Global, Inc.”

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective as of 4:30 pm Eastern Time on September 5, 2019.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate as of this 5th day of September, 2019.

j2 Global, Inc.

By: /s/ Jeremy Rossen__________________
Name:     Jeremy Rossen
Title:     Executive Vice President, General Counsel and Secretary